Exhibit 23.1

 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement No. 333-190077 on Form S-8 and Registration Statement No. 333-197919 on Form S-3 of our report dated March 13, 2015, relating to the consolidated financial statements of UCP, Inc. and subsidiaries (the “Company") appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2014.

/s/ DELOITTE & TOUCHE LLP
San Diego, California
March 13, 2015